UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 2, 2003

                  Date of Earliest Event Reported: May 29, 2003


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                          VIRGINIA                          54-1387365
                (State or other jurisdiction of         (I.R.S. Employer
                 incorporation or organization)         Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000






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Item 9. Regulation FD Disclosure

The following summarizes information discussed in Dollar Tree Stores, Inc.'s (the Company's) publicly available telephone conference call on May 29, 2003, regarding its fiscal first quarter 2003 earnings results. The information contained in this item is being furnished to the Securities and Exchange
Commission:

  o  pursuant to the Commission's Regulation FD and

  o as a disclosure under "Item 12. Results of Operations and Financial Condition" in accordance with Commission Release No. 33-8216.

Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Net Sales
Net sales for the fiscal first quarter of 2003 increased 20.8% over last year's fiscal first quarter ended April 30, 2003, based on 2.2% underlying comparable store net sales. We experienced stronger than expected sales during the Easter selling season and our newer stores' sales performance was strong, particularly those stores in the 10,000-15,000 square footage range.

Our strong sales performance has continued into May. We expect our fiscal second quarter net sales to be $575-590 million. Our expectations are based on flat underlying comparable store net sales and are exclusive of any contribution the recently announced Greenbacks acquisition may provide. We expect our net sales and earnings for the fiscal year 2003 to increase by at least 15% over last year's fiscal year ended February 1, 2003, exclusive of the Greenbacks acquisition.

Gross Margin
Gross margin for the fiscal first quarter was 35.4%, as a percentage of net sales, compared to 36.2% for the fiscal quarter ended April 30, 2002. This decline was primarily attributable to the following:

  o approximately $2.0 million benefit to last year's gross margin due to shrink adjustments made in connection with our supply-chain implementation and
  o approximately $1.0 million of additional non-cash expense in this year's cost of sales associated with the adoption of FIN 46-Consolidation of Variable Interest Entities, which consolidated four of our distribution centers onto our financial statements. These distribution centers were previously accounted for as operating leases.

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We do not believe that fluctuations in overseas container rates will have a material effect on our operations in fiscal year 2003. In addition, the SARS outbreak has not disrupted our business and we do not anticipate that it will.

Our gross margin guidance continues to be 36%-37%, as a percentage of net sales, for fiscal year 2003.

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses for the fiscal first quarter 2003 improved to 26.5%, as a percentage of net sales, compared to 27.2% in last year's fiscal first quarter ended April 30, 2002. This improvement was the result of continued improvements in personnel costs and increased leverage associated with above plan comparable store net sales, partially offset by increased depreciation expense associated with our supply-chain investments and technology improvements. We are now beginning to see the positive effects from our supply chain systems on productivity company-wide.

Technology
We currently have 1,375 point-of-sale stores, which represent approximately 60% of our stores and 90% of our larger stores (greater than 8,000 selling square feet). We plan to operate point-of-sale in 1,700 stores by fiscal year end 2003 and in substantially all stores by fiscal year end 2004.

Growth
We expect to achieve our original plan of 22% selling square footage growth for the current fiscal year, excluding Greenbacks stores.

In February 2003, we opened a newly built 625,000 square foot distribution center in Marietta, Oklahoma. This distribution center will service our central south region. We recently broke ground on a new distribution center in Ridgefield, Washington. This distribution center will service our northwest markets. In addition, we recently announced the construction of a distribution center in Joliet, Illinois. This distribution center will be a fully automated
1.2 million square foot facility, and will replace our existing Chicago distribution center. Our new and anticipated distribution centers enable us to focus on our growth strategy in these regions.

When the Ridgefield and Joliet distribution centers are operational in fiscal 2004, we will be able to improve our stem mileage to current stores and provide support for new growth in these regions. We anticipate stem mileage savings of $1.5-$2.5 million annually, per new distribution center.

Greenbacks Acquisition
As previously announced, we have signed a binding agreement to purchase Greenbacks, Inc., based in Salt Lake City. We recently filed a notification under the Hart-Scott-Rodino Antitrust Act regarding the acquisition. We are hopeful for a late June acquisition closing date at which time we will begin accounting for Greenbacks' results under purchase accounting rules.

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We expect Greenbacks will be accretive to our earnings per share by 2-3 cents in the current fiscal year, based on a June closing date. In fiscal year 2004, we anticipate at least 7 cents of earnings per share accretion.

Greenbacks currently operates a distribution center in Salt Lake City which will support stores and future growth in the Rocky Mountain states. With the acquisition of Greenbacks' stores, we anticipate that our overall selling square footage growth will be in the 28%-30% range for the current fiscal year.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This filing contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding:

  o future net sales, including comparable store net sales, and future earnings;
  o  gross margin;
  o  store opening and growth plans, including selling square-footage growth;
  o  stem mileage savings;
  o  new distribution centers;
  o  the closing date of Greenbacks acquisition;
  o  earnings per share accretion;
  o  impact of the SARS outbreak;
  o  the effect of fluctuations in overseas container costs;
  o  number of point-of-sale stores; and
  o  the effectiveness of our supply chain systems.

These forward-looking statements are subject to numerous risks and uncertainties that may affect us including:

  o failure of the Greenbacks merger to be consummated or failure of the combined company to integrate successfully;
  o the outbreak of war and other national and international events, such as terrorism;
  o adverse economic conditions, such as declining consumer confidence or spending, or bad weather;
  o possible difficulties in meeting our net sales and other expansion goals and anticipated comparable store net sales results, which may result in loss of leverage of selling, general and administrative expenses;
  o  increase in the cost of or disruption of the flow of our imported goods;
  o the difficulties in managing our aggressive growth plans, including opening stores on a timely basis;

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  o  competition and possible increases in merchandise costs, shipping rates, freight costs, or other operating costs such as wage levels; and
  o the capacity and performance of our distribution network and our ability to expand its capacity in time to support our net sales growth.

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections in our Annual Report on Form 10-K filed March 14, 2002. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of future events and you should not expect us to do so.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: June 2, 2003

                                    DOLLAR TREE STORES, INC.


                                    By:     /s/ Frederick C. Coble
                                            --------------------------------
                                            Frederick C. Coble
                                            Chief Financial Officer


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